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Exhibit 12

GTE Florida Incorporated and Subsidiary

STATEMENT OF THE CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)

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                                                                  Three Months
                                                                      Ended
                                                                    March 31,
                                                                      1996
                                                                  ------------
Net earnings available for fixed charges:
  Income from continuing operations                                $ 52,585
  Add - Income taxes                                                 32,197
       - Fixed charges                                               18,471
                                                                   --------
Adjusted earnings                                                  $103,253
                                                                   ========

Fixed charges:
  Interest expense                                                 $ 16,136
  Portion of rent expense
     representing interest                                            2,335
                                                                   --------
Adjusted fixed charges                                             $ 18,471
                                                                   ========

RATIO OF EARNINGS TO FIXED CHARGES                                     5.59
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